Exhibit 10


                                     CONFIDENTIAL
                                     ------------

          1.   This Agreement is made this 27th day of August 1996 among:

               (A) Chiron Corporation of 4560 Horton Street, Emeryville, California, United States of America ("Chiron
                    Corporation") on its behalf and on behalf of its Affiliates (collectively "Chiron").

               (B) Johnson & Johnson/Ortho Diagnostics Systems Inc. of Route 202 Raritan, New Jersey, United States of America ("ODSI") on its behalf and on behalf of its Affiliates (collectively "Ortho").

               (C) International Murex Technologies Corporation of Du Moulin Black, 10th Floor, 595 Howe Street, Vancouver, BC, V6C2T5, Canada ("IMTC") on its behalf and on behalf of its Affiliates (collectively "Murex").

               (D) Chiron Corporation, ODSI and IMTC are collectively the "Parties".

          2. The following terms bear the following meanings for the purposes of this Agreement:

               "Affiliate" means, with respect to any specified Person, any other Person who or which directly, or indirectly through one or more intermediaries or otherwise, is controlled by, or is under common Control with such specified Person. "Control" means, as to any Person, the ability, whether exercised or not, to direct or to influence, directly or indirectly the management, affairs, policies or business practices of such Person, whether through the ownership of securities, through contract or other agreement, through proxy or other instrument, through a course of conduct or a business relationship, or otherwise. Without limiting the generality of the foregoing, a Person shall conclusively be deemed to have the "ability" to "direct or to influence" the "management, affairs, policies, or business practices" of another Person if (i) such Person, or an Affiliate of such Person, "beneficially owns" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) twenty percent (20%) or more of any class of securities of the other Person, or (ii) such Person, or an Affiliate of such Person, has the ability, directly or indirectly, and whether exercised or not, through the ownership of securities, through contract or other agreement, through proxy or other instrument, or otherwise, to elect or appoint, or cause the election or appointment of, a representative to the Board of Directors, or other similar managing body, of the other Person; provided, that notwithstanding anything to the contrary contained herein, Ciba-Geigy Limited shall not be deemed an "Affiliate" of Chiron for purposes of this Agreement. "Controlled", "controlling" and other derivations of "control" shall have a correlative meaning.

               "Chiron's HCV Patents" means (a) the patents and patent applications (or patents granted pursuant to such applications) set out in Schedule 1 hereto, and any divisionals, continuations, continuations-in-part, reissues, and foreign counterparts thereof, and (b) any other patent, patent application, divisional, continuation, continuation-in-part, reissue, or foreign counterpart thereof having a priority date or an earliest effective patent application filing date that is on or before the effective date of this Agreement or based upon an invention reduced, to practice prior to the date of this Agreement, which is owned or controlled with right to sublicense by Chiron or Ortho as of the date of this Agreement and which contains a valid claim that (i) is specifically directed to HCV antigens, HCV antibodies, HCV antigen substitutes, HCV antibody substitutes, or immunoassays or kits for the detection, typing or determination of HCV, and (ii) is infringed by any HCV Product.

               "HCV Antibody" means any antibody, or fragment thereof, or other anti-ligand immunologically reactive with HCV or a portion of HCV and which is used to diagnose or screen for hepatitis.

               "HCV Antigen" means any peptide, polypeptide or ligand which reacts immnologically with antibodies which are immunologically reactive with HCV or a portion of HCV and which is used to diagnose or screen for hepatitis.

               "HCV Kit" means the following HCV Products manufactured and sold by or on behalf of Murex: VK45, VK46, VK47, VK48, VK68, HC01 and HC02.

               "HCV Product" means each immunoassay, immunoassay kit or immunoassay test configuration, the manufacture, use or sale of which utilise or contains one or more HCV Antigen, HCV Antibody, HCV Antigen substitute or HCV Antibody substitute. For purposes of this definition, the term "immunoassay" refers to both antigen/ immunoglobulin binding, and other ligand/anti-ligand binding phenomena, excluding nucleic acid hybridisation. The term "HCV Product" includes, without limitation, HCV Kits, HCV ELISA test kits, HCV Western blot kits, HCV immunoblot kits, HCV serotyping immunoassay kits, agglutination assays, radioimmunoassays, and the like.

               "Licensed Subsidiary" means any corporation, partnership (general or limited), limited liability company or joint-stock company of which IMTC owns, directly or indirectly, more than fifty percent (50%) of the voting and participating profit interests.

               "Person" means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, firm, joint venture, association, company, affiliation, joint-stock company, trust, estate, unincorporated organisation, governmental or regulatory body, or any other entity, association, organisation, or vehicle of any type whatsoever.

               "The UK Proceedings" means the infringement proceedings relating to infringement of UK Patent No. 2,212,511, Action Numbers CH 1992 C No 1513 and CH 1993 C No. 6942.

               The "Dutch Proceedings" mean proceedings: in the District Court in The Hague, docket No. 96/1034; in the Court of Appeals in The Hague, docket No. 95/0813, appeal by SDL to the Decision of the President of The Hague District Court of 8 May 1995; and in the Supreme Court of The Netherlands, docket No. 16.206, appeal in caseation, filed by SDL against the Decision of the Court of Appeals in The Hague of 7 December 1995.

               The "German Proceedings" mean infringement proceedings in the District Court in Dusseldorf, official file number 4 0 357/93 and in the Higher Regional Court in Dusseldorf, official file number 2 U 12/95, and nullity proceedings in the Federal Court of Munich, official file number 3 Ni 40/94.

               The "Italian Proceedings" mean the proceedings between Chiron Corporation, ODSI and Murex Diagnostic S.p.A and Alfa Biotech S.p.A. in the Court of Rome General Register No. 58441/94.

               The "Belgian Proceedings" mean the appeal by Murex
               Diagnostics N.V. against the decision of the Judge of Seizures of Dendermonde of February 24th 1995.

               The "Australian Patent Infringement Proceedings" mean Proceedings No. G1 06 of 1994 commenced in the Federal Court of Australia, New South Wales District Registry, General Division.

               The "Australian Anti-Trust and Compulsory Licence
               Proceedings" mean Proceedings No. G380 of 1996 in the Federal Court of Australia, New South Wales District Registry, General Division.

               Save where the context otherwise requires words importing the singular number include the plural and vice versa.

          3.   IMTC on behalf of Murex agrees to pay Chiron on behalf of
               Chiron and Ortho the sum [                     ].

          4.   Subject as otherwise provided herein:

               (a) Chiron and Ortho severally agree, undertake and covenant to indemnify and hold Murex its directors, officers, employees, distributors, servants, partners and agents, together with their heirs, executors administrators, successors and assigns, harmless and free from liability and suit, including all costs, damages, expenses and liabilities whatsoever (including legal expenses when incurred) arising out of any claim by any other licensee of Chiron's HCV Patents or any Chiron collaborator relating to any past or current infringement of Chiron's HCV Patents by Murex, its directors, officers, employees, distributors, servants, partners or agents.

               (b) Chiron and Ortho each hereby releases and discharges Murex its directors, officers, employees, distributors, servants, partners and agents together with their heirs, executors, administrators, successors and assigns for all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, obligations, promises, variances, trespasses, damages, judgements, extents, executions, claims and demands whatsoever, in law, admiralty or equity, whether known or unknown, which Chiron or Ortho, or their successors and assigns, ever had, now have or hereafter can, shall, or may have against Murex and the other parties described above, with respect to or arising out of Chiron's HCV Patents, including such litigation and proceedings specifically listed in clause 7 below, from the beginning of the world to and including the day of the date of this Agreement.

               (c) Murex hereby releases and discharges Chiron and Ortho and their respective directors, officers, employees, distributors, servants, licensees, partners and agents together with their heirs, executors, administrators, successors and assigns for all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, obligations, variances, trespasses, damages, judgements, extents, executions, claims and demands whatsoever, in law, admiralty or equity, whether known or unknown, which Murex, or its successors and assigns, ever had, now have or hereafter can, shall, or may have against Chiron or Ortho or the other parties described above, arising out of or relating to Chiron's HCV Patents, including such litigation and proceedings specifically listed in clause 7 below, from the beginning of the world to and including the day of the date of this Agreement.

               (d) In the event that Alfa Biotech S.p.A. ("Alfa") notifies Chiron and Ortho that they wish to discontinue their involvement in the Italian Proceedings, Chiron and Ortho will release Alfa on terms similar to those

     -----------------
           * Brackets denotes where information was deleted due to the confidential nature of the material.

                    contained in subclause (d) above upon receipt of a release from Alfa on terms similar to those contained in subclause (c) above.

          5.   [Reserved]

          6. IMTC shall obtain the agreement of the joint liquidators of Specialist Diagnostics Limited (in liquidation) ("SDL"): (a) to withdraw SDL's petition for leave to appeal to the House of Lords in the UK proceedings, (b) to terminate SDL's involvement in and to abandon any of SDL's claims related to any of the proceedings listed below in clause 7 and (c) to terminate SDL's involvement in any opposition to Chiron's European Patent No 318216 by foregoing any appeal of the Opposition Division's decision and filing an express abandonment of its opposition all of which shall be evidenced by the delivery to Chiron Corporation of a letter from the joint liquidators in a form reasonably satisfactory to Chiron and Ortho, subject only to delivery by or on behalf of Chiron and Ortho of the confirmation referred to in Clause 11 below.

          7. Chiron Corporation and ODSI shall apply simultaneously with the joint liquidators of SDL to withdraw their petition for leave to appeal to the House of Lords in the UK Proceedings. Further the Parties shall procure the prompt and permanent termination on the terms set out below in this clause 7 of:-

               (a)  the UK Proceedings;

               (b) the European Patent Office Proceedings in respect of Chiron's EP patent 318216;

               (c)  the Dutch Proceedings;

               (d)  the German Proceedings;

               (e) the Italian Proceedings (other than as to Alfa, unless Alfa elects to enter into cross-releases with Chiron and Ortho as provided in clause 4(d));

               (f)  the Belgian Proceedings;

               (g) the Australian Patent Infringement Proceedings and any and all opposition to Chiron HCV Patents in Australia;

               (h)  the Australian Anti-Trust and Compulsory Licence
                    Proceedings;

               (i) any other proceeding (whether current, pending or threatened) whatsoever or wheresoever concerning Chiron's HCV Patents (including, but not limited to, proceedings in which validity, infringement, inventorship or licensing are at issue) involving Murex, its directors, officers, employees, distributors, servants, licensees, partners or agents;

          and in all cases such termination shall be on the basis that:

          (i) all orders for costs outstanding shall be deemed discharged;

          (ii) there shall be no further provision for the payment of money or costs or the granting of other relief whether legal or equitable;

          (iii) any court or tribunal or registry or like fees required to be paid to bring about the termination shall be met equally by Chiron Corporation and/or ODSI on the one hand and IMTC on the other;

          (iv) All injunctions will remain outstanding and fully enforceable by Chiron and Ortho; provided that Chiron and Ortho agree not to enforce such injunctions unless the arbitrators, in accordance with the arbitration provisions of clause 17 of this Agreement, have determined that Murex is in breach of this Agreement and that injunctive relief is appropriate.

          8. Murex will not itself, directly or indirectly, actively participate in or initiate (or assist any Person in participating in or initiating) any proceedings or investigations arising in any way from the alleged licensing, pricing or business policies of Chiron and Ortho relating to Chiron's HCV Patents provided that nothing herein shall prevent Murex responding to any lawful requests for information from any relevant investigating authority referenced in clause 13 or from enforcing the provisions of this Agreement in accordance with its terms.

          9. Neither Chiron nor Ortho will wilfully make or assist any Person in making any untrue statement, whether written or oral, disparaging Murex's HCV Products that materially, adversely impacts the HCV immunodiagnostics business of Murex, and Murex will not wilfully make or assist any Person in making any untrue statement, whether written or oral, disparaging Chiron' s or Ortho's HCV Products that materially, adversely impacts the HCV immunodiagnostics business of Chiron or Ortho. In the event that either Chiron or Ortho, on the one hand, or Murex, on the other, seeks to contend that other party is in material breach of the foregoing provision written notice to that effect shall be delivered to the President of the other parties setting out in detail the particulars of the alleged breach. In the event that Chiron or Ortho, on the one hand, or Murex, as the case may be, shall assert that the other party thereafter has wilfully persisted in the breach and has failed within 30 days of receipt of written notice to take immediate and reasonable measures to bring the breach to an end, then the provisions of clause 17 below as to arbitration shall apply, and if the arbitrators determine that Chiron, Ortho, or Murex is in wilful material breach of such provision, the arbitrators shall award such damages or equitable relief as they determine appropriate. Such arbitral award shall be the aggrieved party's sole remedy for breach of this provision.

          10. In the event that, despite Murex's compliance with clause 8 above and clause 13 below, the European Commission or other competent authority deems Chiron's HCV Patents to be an essential facility or technology that must be freely licensed, Murex will not be barred by virtue of this Agreement from seeking a licence from Chiron and Ortho and Chiron and Ortho shall not unreasonably discriminate against Murex in awarding any such license.

          11. Upon the obtaining of the joint liquidators' agreement pursuant to clause 6 above, Chiron and Ortho shall forthwith withdraw their claims in the liquidation of SDL and release
               to the joint liquidators of SDL the sum of [       ] held by
               Bristows Cooke and Carpmael in respect of costs in the UK Proceedings and shall give a confirmation to the joint liquidators in such form as they shall reasonably require.

          12.  It is further agreed that:

               (a) Save as permitted by clauses 15 and 16 Murex will not henceforth infringe any of Chiron's HCV Patents in the following territories (the "Excluded Territories"):
                    Japan, USA, Canada, Mexico, Switzerland, Norway, Iceland and Liechtenstein and all the current countries of European Union which, for the avoidance of any doubt, are listed at Schedule 2.

               (b) For territories other than the Excluded Territories set out above (the "Permitted Territories"), Chiron and Ortho grant to IMTC and the Licensed Subsidiaries a non-exclusive license under Chiron's HCV Patents for the life of Chiron's HCV Patents to make, have made, use and sell HCV Products in the Permitted Territories. The grant of such license shall be further evidenced by a license agreement to be agreed upon by the parties
                    [          ], which license agreement shall include the
                    following economic terms:

                         (i) For the first seven years, IMTC, on behalf of IMTC and the Licensed Subsidiaries, shall pay to
                         Chiron, on behalf of Chiron and Ortho, a [      ]
                         commencing September 30, 1996.

                         (ii) In year seven and thereafter, IMTC, on behalf of IMTC and Licensed Subsidiaries shall pay to Chiron, on behalf of Chiron and Ortho, a royalty on sales of all HCV Kits and all other HCV Products which are covered by a Chiron HCV Patent in countries in which a Chiron HCV Patent is
                         issued to Chiron[       ].  Such license be non-
                         transferable and not subject to sublicense, and shall include warranties, representations, and indemnities typical of such licenses. For the avoidance of doubt: in year seven, and only year seven, royalties shall be payable under both subclauses (i) and (ii) of this clause 12(b).

                         (iii) Notwithstanding anything to the contrary contained in this clause 12(b), during the first six years of this Agreement the royalty payable on sales to an unaffiliated third parties of HCV
                         Products in [     ].  Thereafter the royalty will
                         be[      ].  During the first six years of this
                         Agreement, such royalty shall be creditable against royalties owed under clause 12(b)(i).

               (c) Effective immediately and continuing until such time as such license agreement is executed, Chiron and Ortho and their successors and assigns, on the same economic terms applicable to a license under clause 12(b)(i) and
                    (ii), grant to IMTC and the Licensed Subsidiaries and their distributors and agents and their respective directors, officers, employees, executors, administrators, successors and assigns immunity from suit for infringement, liability for damages or compensation and for all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, obligations covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, extents, executions, claims and demands whatsoever, in law, admiralty or equity, whether known or unknown, which Chiron or Ortho, or their successors and assigns, ever had, now have or hereafter can, shall, or may have against Murex and the other parties described above, (the "Actions") in respect of Chiron's HCV Patents and relating to the manufacture, use and/or sale of the HCV Kits by Murex in the Permitted Territories for so long as any of Chiron's HCV Patents shall subsist. Chiron and Ortho agree fully to indemnify IMTC and the Licensed Subsidiaries and their respective directors, officers, employees, distributors, servants, and agents together with the heirs, executors, administrators, successors and assigns harmless and free from liability and suits, including all costs, damages, expenses, and liabilities whatsoever (including reasonable legal expenses when incurred) arising out of any claim by any licensee of Chiron's HCV Patents or any Chiron collaborator of infringement by IMTC or its Licensed Subsidiaries of Chiron's HCV Patents (including but not limited to losses occasioned by the grant of injunctive or similar relief and/or the payment of any monetary compensation).

               (d) In the event that any territory in the Permitted Territories becomes a member of the European Union or the EEA, then such territory will be included in the definition of the Excluded Territories upon payment to IMTC or as it may direct of such amount as it shall
                    certify to be [              ]in respect of HCV
                    Products otherwise permitted under clause (b) above, as follows:
                    [                    ]

               (e) Murex grants to Chiron and Ortho a non-exclusive, worldwide, fully paid-up, patent and know-how license to any technology owned by Murex relating to or concerning the Sample Addition Monitor. The grant of such license shall be further evidenced by a license agreement to be agreed in conjunction with the license referred to in clause 12(b).

          13. Murex will not itself and will not directly or indirectly assist any Person to bring or prosecute any proceedings relating to the validity, inventorship, ownership, control or licensing of any of Chiron's HCV Patents (including the compulsory licensing thereof). Notwithstanding the foregoing (or any other provisions of this Agreement), Murex shall not be prevented from responding to any lawful requests for information from any governmental, supragovernmental or other authority which can legally require Murex to respond. In the event that either Chiron or Ortho seeks to contend that Murex is in material breach of the foregoing provision written notice to that effect shall be delivered to the President of IMTC setting out in detail the particulars of the alleged breach. In the event that Chiron or Ortho shall assert that Murex thereafter has wilfully persisted in such material breach and has failed within 30 days of receipt of written notice to take immediate and reasonable measures to bring such material breach to an end, then the provisions of clause 17 below as to arbitration shall apply, and if the arbitrators determine that Murex is in wilful material breach of such provision, the license (and, if still applicable, freedom from suit) granted or to be granted to Murex under clause 12(b) shall automatically terminate.

          14. In the event that Murex seeks to contend that Chiron or Ortho is in wilful material breach of clause 12(b) or the license granted thereunder, written notice to that effect shall be delivered to the Presidents of Chiron and Ortho setting out in detail the particulars of the alleged breach. In the event that Murex shall assert that Chiron or Ortho has thereafter wilfully persisted or acquiesced in such material breach or has failed within 30 days of receipt of written notice to take immediate and reasonable measures to bring such material breach to an end, the provisions of clause 17 shall apply and if the arbitrators determine that Chiron or Ortho is in wilful material breach of clause 12(b) or the license granted thereunder, the license granted to IMTC and the Licensed Subsidiaries under clause 12(b) shall
               thereafter be [     ] effective from the date of such wilful
               material breach.

          15.  It is further agreed that:

               (a) Chiron and Ortho grant to IMTC and the Licensed Subsidiaries a world-wide non-exclusive licence, which shall be non-transferable and without the right to grant sublicenses, under Chiron's HCV Patents to make, have made, use and sell HCV Products for determining HCV serotypes for the life of such patents, such
                    licence bearing a royalty rate of [        ] of all
                    such products sold by IMTC and the Licensed
                    Subsidiaries, provided, however, that in the event Chiron and Ortho elect to enter into an agreement for the worldwide private label sale of Murex's HCV
                    serotyping products, such license shall be [        ]
                    and the agreement for such private label sale shall provide that Murex shall sell such HCV serotyping
                    products to Chiron and Ortho at [           ] to
                    customers purchasing like quantities. The grant of such license shall be further evidenced by a license agreement to be agreed in conjunction with the license referred to in clause 12(b).

                    Chiron and Ortho acknowledge that IMTC and the Licensed Subsidiaries have the right to conduct research and preclinical development related to HCV in the United Kingdom.
                    Murex hereby grants to Chiron and Ortho the right, in their sole discretion, to require IMTC and the Licensed Subsidiaries to take, within two years from the date of this Agreement, a non-exclusive license under Chiron's HCV Patents for the life of such patents to manufacture HCV Products in the United Kingdom for the sole purpose of exporting such HCV Products to the Permitted Territories and with no right to sell, distribute or dispose of such HCV Products to or in the Excluded Territories. IMTC, on behalf of IMTC and the Licensed Subsidiaries, shall pay to Chiron, on behalf of Chiron
                    and Ortho, [             ].  Such license shall be on
                    the same economic terms as the license granted under clause 12(b).

          16. In order to enable the smooth transfer of HCV business to Ortho or such other supplier as determined by Murex's customer, Murex shall be permitted to cease selling its HCV Products in the Excluded Territories in a timely and
               efficient manner [       ].  During such transfer period
               Murex will work with Ortho to effect a smooth transfer of business including the use of instrumentation used by customers to run HCV assays. Murex shall pay to Chiron on
               behalf of Chiron and Ortho of [                   ].

          17. Any disagreement or dispute that shall have arisen among the parties with respect to this Settlement Agreement must be referred to and settled by final and binding arbitration to be held in New York, New York, and conducted expeditiously in accordance with the Patent Arbitration Rules, as from time to time amended and in effect (the "Rules"), of the American Arbitration Association ("AAA"). Provided however
                                                          -------- -------
               that notwithstanding the foregoing, nothing contained in this Section 17 shall restrict the right of Murex its directors, officers, employees, distributors, servants, partners or agents to join Chiron and Ortho, or to require that Chiron and Ortho be joined, as a party to any action or proceeding, brought against Murex or any other indemnitee in any forum whatsoever, in respect of which Murex claims a right to indemnification under clause 4(a) or 12(b) of this Agreement. Judgement upon award having been rendered by the arbitrators may be entered in any court (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The procedures and law applicable during the arbitration of any controversy, dispute or claim will be both the Rules and the internal laws of the State of New York (excluding, and without regard to, its or any other jurisdictions rules concerning any conflict of laws). In any arbitration pursuant to this Agreement, the award or decision must be rendered by at least a majority of the members of an arbitration panel consisting of three (3) members, one of whom will be appointed by each of Murex on the one part and Chiron and Ortho on the second part and the third of whom will be the chairman of the panel and will be appointed by mutual agreement of the two party appointed arbitrators.
               All arbitrators must be persons who are not employees, agents, or former employees or agents of any party. In the event of failure of the two party-appointed arbitrators to agree within sixty (60) days after submission of the dispute to arbitration upon the appointment of the third arbitrator, the third arbitrator will be appointed by the AAA in accordance with the Rules. In the event that any of the Parties hereto fails to appoint an arbitrator within thirty
               (30) days after submission of the dispute to arbitration, such arbitrator, as well as the third arbitrator, will be appointed by the AAA in accordance with the Rules. The arbitrator shall have the power to issue injunction relief for appropriate purposes, including specific performance, but shall not award punitive damages. As part of the resolution of the arbitration, the arbitration panel shall award reasonable costs to the prevailing party, or apportion costs if no party prevails on all issues.

          18.  Confidentiality Provision

               The Parties agree to keep the terms of this Agreement confidential with exception of such information which in the opinion of counsel to the disclosing party is required to be disclosed by applicable law, rule, regulation or generally accepted accounting practice, including any rules of applicable stock exchanges and other self-regulatory authorities or organisations; Provided however that in the
                                             -------- -------
               event a party shall be required to disclose any of the terms of this Agreement, whether pursuant to subpoena, deposition, interrogatory, or otherwise or a party shall otherwise propose to disclose any of the terms of this Agreement (except in connection with such party's required disclosures under any applicable securities laws, the rules of any applicable stock exchange or other self regulatory authority or organization or other reporting requirements) such disclosing party shall provide the other Parties with prompt written notice of such requirement so that the other Parties may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.
               No prior written notice shall be required in connection with any party's required compliance with applicable securities laws, the rules of any applicable stock exchange or other self-regulatory authority or organization or other reporting requirements. Notwithstanding the foregoing, any party shall be permitted to submit this Agreement as evidence in any proceeding including, without limitation, any notification of this Agreement pursuant to clause 19 below or in connection with any dispute between or among the Parties. The provisions of this Clause 18 shall not restrict a party from making any disclosure of any terms of this Agreement to the extent such terms become generally available to the public (other than as a result of a disclosure by such party in violation of this Agreement) or to the extent such disclosure relates to the right to manufacture, market and/or to sell in such territory.

          19. Chiron and Ortho shall have the right in their discretion to notify this Agreement to the European Commission. Murex shall promptly provide any reasonably necessary information and perform any reasonably necessary acts upon request to permit such notification.

          20. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law or regulation the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties to this Agreement shall replace the aforementioned invalid, illegal or unenforceable provisions by valid, legal and enforceable provisions as close in terms as possible to the replaced provisions so as to take effect from the date hereof. In the event the Parties cannot agree on the terms of such replacement provisions, such replacement provisions will be determined by arbitration as provided herein.

          21. Schedule 4 sets out the form of agreed Press Release as an exception to the general confidentiality provisions.

          22. Each party warrants that it has any and all necessary power to enter into this Agreement, both for it and its Affiliates.

          23.  Remedies and Waivers

               No delay or omission on the part of the Parties in exercising any right, power, or remedy (whether in whole or in part) under this Agreement shall:

               (i)  impair such right, power or remedy; or

               (ii) operate as a waiver thereof.

          24.  Further Assurance

               Each of the Parties shall, from time to time on being required to do so by another, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the others as may reasonably be considered necessary for giving full effect to this Agreement.

          25.  Entire Agreement

               This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. The Parties acknowledge that there have been various statements, both oral and written, pertaining to the making of this Agreement and the Parties' performance hereunder. The Parties agree that none of them has relied on any such statements, but instead have relied upon the representations and warranties explicitly set forth herein. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by the Parties hereto.

          26. This Agreement shall be governed by the law of New York, USA, without regard to its conflict of law provisions. Infringement shall be governed by the law of the country in which infringement is at issue.

          27.  Change in Control

               In the event that IMTC experiences one or more of the following events (a "Change in Control"):

                    (i) Any person or group (other than Chiron or Ortho or a group including one of them or a Person owning more than five percent of the combined voting power of Murex as of the date hereof, as described in Schedule 3 hereto) becomes, or makes an offer to become, after the date hereof, whether by tender or exchange offer or otherwise the beneficial owner, directly or indirectly, of securities of IMTC representing 50% or more of the combined voting power of IMTC's then outstanding voting securities; or

                    (ii) The Board of Directors of IMTC approve a plan of merger, consolidation, or liquidation (which would not result in IMTC being the continuing entity) or the sale or disposition of all or substantially all of IMTC's assets, then, IMTC shall promptly notify Chiron and Ortho in writing, describing such event in reasonable detail and shall offer Chiron and Ortho the option, to be exercised in writing within fifteen (15) business days to purchase at fair value the HCV immunoassay business of IMTC, such value to take into account, among other things, I the diminution in value of IMTC's overall business without, or the loss of the opportunity to sell, the HCV immunoassay business.

          28.  Assignment

               No party shall be entitled to assign its rights as a licensee under this Agreement without the prior written consent of the other parties hereto; provided, however, that any party may assign its rights as a licensee, subject to clause 27, (i) a Person into which such party shall merge or consolidate or (ii) a Person who acquires all or substantially all of such party's assets.

          AGREED BY

          CHIRON CORPORATION
          By:   /s/ Edward E. Penhote
             -------------------------------
          Title:

          JOHNSON & JOHNSON
          By:   /s/ S      Harris
             -------------------------------
          Title: Asst. Secy./Gen. Counsel

          ORTHO DIAGNOSTIC SYSTEMS INC.
          By:   /s/ J. W.
             -------------------------------
          Title: President

          INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
          By:   /s/ F. Michael P. Warren              /s/ C. Robert Cusick
             -------------------------------          CFO
          Title: Chairman